Exhibit 99.1

TOPGOLF CALLAWAY BRANDS ANNOUNCES THIRD QUARTER 2024 RESULTS

HIGHLIGHTS
•Q3 Consolidated Revenues and Adjusted EBITDA were ahead of expectations.
•The Callaway brand maintained its #1 position in U.S. market share in total golf clubs and achieved record U.S. market share in golf ball.
•The Company further strengthened its available liquidity position to $863 million, increasing $129 million year-over-year.
•The Company reaffirmed its expectation for full year positive Adjusted Free Cash Flow for the total Company and Topgolf.
•The Company lowered full year 2024 revenue guidance to approximately $4.2 billion and Adjusted EBITDA to a range of $560 to $570 million. The Company maintained prior Topgolf revenue guidance of approximately $1.79 billion and increased Topgolf Adjusted EBITDA guidance to approximately $315 million.
•The Company continues to believe that separating Topgolf from the core business will create shareholder value and is fully engaged in this work.

CARLSBAD, CA /November 12, 2024/ Topgolf Callaway Brands Corp. (the “Company” or “Topgolf Callaway Brands”, “we”, “our”, “us”) (NYSE: MODG) announced its financial results for the third quarter ended September 30, 2024.

“We are pleased to announce results that exceeded our expectations for Q3 amid a challenging macroeconomic backdrop,” commented Chip Brewer, President and Chief Executive Officer of Topgolf Callaway Brands. “Topgolf performed consistent with our revenue expectations and continued to show strong venue profitability despite the challenging sales environment. This allows us to maintain Topgolf’s prior revenue guidance and raise its EBITDA outlook for the year. In our Golf Equipment segment, Callaway continues to lead, maintaining its overall #1 share in golf clubs and with 2024 trending to be the third consecutive year that Callaway has earned this top position. In our ball business, our strategic investments in this category and the rebranding of our premium golf ball line are delivering steady gains in both market share and manufacturing yield. Our U.S. golf ball market share established a new record level for the quarter. Meanwhile in Active Lifestyle both TravisMathew and Jack Wolfskin made progress towards their long-term business strategies. Furthermore, on the strategic front, we continue to believe that separating Topgolf from the core business will create shareholder value and we are fully engaged in this work.”

CONSOLIDATED RESULTS
The Company announced the following GAAP and non-GAAP financial results for the three and nine months ended September 30, 2024 and 2023:

GAAP RESULTS
(in millions, except percentages and per share data)	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Net revenues	$1,012.9	$1,040.6	$(27.7)	(2.7)%	$3,314.9	$3,387.7	$(72.8)	(2.1)%
Income from operations	33.7	73.8	(40.1)	(54.3)%	203.6	270.3	(66.7)	(24.7)%
Other expense, net	(56.7)	(47.1)	(9.6)	20.4%	(162.7)	(151.2)	(11.5)	7.6%
(Loss) income before taxes	(23.0)	26.7	(49.7)	(186.1)%	40.9	119.1	(78.2)	(65.7)%
Income tax benefit	(19.4)	(3.0)	(16.4)	n/m	(24.1)	(53.0)	28.9	(54.5)%
Net (loss) income	$(3.6)	$29.7	$(33.3)	(112.1)%	$65.0	$172.1	$(107.1)	(62.2)%
(Loss) earnings per share - diluted	$(0.02)	$0.16	$(0.18)	(112.5)%	$0.35	$0.88	$(0.53)	(60.2)%
Weighted-average common shares outstanding - diluted	183.8	201.2	(17.4)	(8.6)%	199.3	201.3	(2.0)	(1.0)%

NON-GAAP RESULTS
Non-GAAP results exclude certain non-cash and non-recurring adjustments as defined in the Additional Information and Disclosures section of this release. The Company has also provided a reconciliation of the non-GAAP information to the most directly comparable GAAP information in the schedules to this release.

(in millions, except percentages and per share data)	Three Months Ended September 30,					Nine Months Ended September 30,
	2024	2023	$ Change	% Change	Constant Currency vs. 2023(1)	2024	2023	$ Change	% Change	Constant Currency vs. 2023(1)
Net revenues	$1,012.9	$1,040.6	$(27.7)	(2.7)%	(2.9)%	$3,314.9	$3,387.7	$(72.8)	(2.1)%	(1.7)%
Non-GAAP Income from operations	$43.0	$82.2	$(39.2)	(47.7)%	(48.6)%	$237.4	$297.9	$(60.5)	(20.3)%	(16.9)%
Non-GAAP Net income	$4.3	$35.8	$(31.5)	(88.0)%		$101.8	$141.8	$(40.0)	(28.2)%
Non-GAAP Earnings per share - diluted	$0.02	$0.19	$(0.17)	(87.7)%		$0.54	$0.73	$(0.19)	(26.0)%
Non-GAAP Adjusted EBITDA	$119.8	$163.3	$(43.5)	(26.6)%		$486.3	$526.8	$(40.5)	(7.7)%
(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.
THIRD QUARTER 2024 CONSOLIDATED RESULTS COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)
The Company’s net revenue of $1,012.9 million decreased 2.7% year-over-year, primarily driven by an (11.1)% decrease in Active Lifestyle, as expected, which was partially offset by revenue growth at Topgolf of 1.2%. These results exceeded the Company’s guidance range, primarily due to the timing of shipments in its products businesses.

Net income decreased $33.3 million to a net loss of $3.6 million on a GAAP basis. Net income decreased $31.5 million to $4.3 million on a non-GAAP basis compared to the same period in the prior year. This result was due to a decrease in segment operating income as discussed below. Adjusted EBITDA of $119.8 million for the third quarter decreased 26.6% compared to the prior year, and was ahead of expectations due to better than expected revenue in the third quarter as well as strong venue profitability at Topgolf.

SEGMENT RESULTS
SEGMENT NET REVENUES
The table below provides net revenues by segment for the periods presented:

(in millions, except percentages)	Three Months Ended September 30,			Constant Currency vs. 2023(1)	Nine Months Ended September 30,			Constant Currency vs. 2023(1)
	2024	2023	% Change	% Change	2024	2023	% Change	% Change
Topgolf	$453.2	$447.7	1.2%	1.0%	$1,370.4	$1,322.0	3.7%	3.5%
Golf Equipment	293.5	293.4	—%	0.1%	1,157.2	1,188.1	(2.6)%	(1.5)%
Active Lifestyle	266.2	299.5	(11.1)%	(11.6)%	787.3	877.6	(10.3)%	(9.7)%
Net Revenues	$1,012.9	$1,040.6	(2.7)%	(2.9)%	$3,314.9	$3,387.7	(2.1)%	(1.7)%
(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.
SEGMENT OPERATING INCOME
The table below provides operating income by segment for the periods presented:

(in millions, except percentages)	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	Change		2024	2023	Change
Topgolf	$28.3	$38.9	(27.2)%		$87.3	$85.7	1.9%
% of segment revenue	6.2%	8.7%	(250)	bps	6.4%	6.5%	(10)	bps
Golf Equipment	26.8	35.2	(23.9)%		186.3	213.2	(12.6)%
% of segment revenue	9.1%	12.0%	(290)	bps	16.1%	17.9%	(180)	bps
Active Lifestyle	19.4	40.0	(51.5)%		58.8	96.8	(39.3)%
% of segment revenue	7.3%	13.4%	(610)	bps	7.5%	11.0%	(350)	bps
Total Segment Operating Income	$74.5	$114.1	(34.7)%		$332.4	$395.7	(16.0)%
% of total segment revenue	7.4%	11.0%	(360)	bps	10.0%	11.7%	(170)	bps
Constant Currency Total Segment Operating Income			(35.4)%				(13.4)%

THIRD QUARTER 2024 SEGMENT COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)

Topgolf
•Segment revenue increased $5.5 million or 1.2%, to $453.2 million, driven primarily by new venues.
•Same venue sales declined 11%, which was roughly consistent with expectations.
•Segment operating income decreased $10.6 million, or (27.2)%, to $28.3 million due to increased depreciation related to new venues and lower same venue sales.
•Segment Adjusted EBITDA decreased $6.5 million, or (7.2)%, to $84.4 million, primarily due to lower same venue sales.

Golf Equipment
•Segment revenue increased $0.1 million to $293.5 million, slightly ahead of expectations primarily due to the timing of shipments in the products businesses.
•Segment operating income decreased $8.4 million, which was in line with our expectations and primarily due to increased freight costs.

Active Lifestyle
•Segment revenue decreased $33.3 million or 11.1% to $266.2 million, resulting primarily from lower European wholesale revenue at Jack Wolfskin, as expected.

•Segment operating income decreased $20.6 million due to the lower revenue and increased freight costs.
The following is a reconciliation of total segment operating income to income before income taxes for the periods presented:

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions)	2024	2023	$ Change	2024	2023	$ Change
Total segment operating income:	$74.5	$114.1	$(39.6)	$332.4	$395.7	$(63.3)
Reconciling items(1)	(40.8)	(40.3)	(0.5)	(128.8)	(125.4)	(3.4)
Income from operations	33.7	73.8	(40.1)	203.6	270.3	(66.7)
Interest expense, net	(57.7)	(52.3)	(5.4)	(173.5)	(153.6)	(19.9)
Other income, net	1.0	5.2	(4.2)	10.8	2.4	8.4
(Loss) income before income taxes	$(23.0)	$26.7	$(49.7)	$40.9	$119.1	$(78.2)

(1) Includes corporate overhead and certain non-recurring and non-cash items as described in the schedules to this release.

2024 BALANCE SHEET HIGHLIGHTS
•Inventory decreased $70.1 million year-over-year to $666 million, driven by decreases in both the Active Lifestyle and Golf Equipment segments.
•Available liquidity, which is comprised of cash on hand plus availability under the Company’s credit facilities, increased $129.0 million, or approximately 18%, to $863 million compared to September 30, 2023.

BUSINESS OUTLOOK

2024 FULL YEAR OUTLOOK
(in millions, except where noted otherwise and for percentages and per share data)

	2024 Current Estimate	2024 Previous Estimate	2023 As Reported
Consolidated Net Revenues	Approx. $4.20B	$4.20B - $4.26B	$4.28B
Topgolf Revenue	Approx. $1.79B	Approx. $1.79B	$1.76B
Topgolf Same Venue Sales Growth	Down very high single digits to low double digits	Down very high single digits to low double digits	1%
Consolidated Adjusted EBITDA(1)	$560 - $570	$570 - $590	$597
Topgolf Adjusted EBITDA(1)	Approx. $315	Approx. $310	$304
Non-GAAP Diluted Earnings per Share(1)	$0.08 - $0.13	$0.11 - $0.21	$0.45
Diluted Shares Outstanding	Approx. 185	Approx. 185	201

(1) Non-GAAP measure. See “Additional Information and Disclosures—Non-GAAP Information” for more information and the schedules to this press release for reconciliations to the most directly comparable GAAP measure.

2024 FOURTH QUARTER OUTLOOK
(in millions)
	Q4 2024 Estimate	Q4 2023 As Reported
Consolidated Net Revenues	Approx. $885	$897
Consolidated Adjusted EBITDA	$74 - $84	$70

ADDITIONAL INFORMATION AND DISCLOSURES
Conference Call and Webcast
The Company will be holding a conference call at 2:00 p.m. Pacific time today, November 12, 2024, to discuss the Company’s financial results, outlook and business. The call will be webcast live on our investor relations website at https://www.topgolfcallawaybrands.com/news-and-events/presentations. A replay of the conference call will be available approximately two hours after the call ends. The replay may be accessed through the Investor Relations section of the Company’s website at https://www.topgolfcallawaybrands.com.
Non-GAAP Information
The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company’s financial results or projected financial results on a "constant currency basis" or as "constant currency" results. This information estimates the impact of changes in foreign currency exchange rates on the translation of the Company’s current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-Recurring and Non-cash Adjustments. The Company provided information excluding the non-cash amortization of purchase accounting adjustments associated with acquired intangible assets, including acquired customer and distributor relationships and acquired developed technology related to the Company’s merger with Topgolf, acquisitions of Jack Wolfskin, TravisMathew and OGIO, and distribution rights in the Korea apparel market (collectively, the “Acquisitions”). While the amortization of acquired intangible assets is excluded from the calculation of non-GAAP net income, the revenue and operating costs associated with these acquired companies is reflected in non-GAAP net income calculations, as well as the acquired assets that contribute to revenue generation. For 2024, non-recurring items include charges related to restructuring and reorganization in the Active Lifestyle segment, currency translation adjustments for the dissolution of a foreign subsidiary, the 2024 debt repricing, a 2023 cybersecurity incident, impairment and abandonment of the Shankstars media game, costs incurred related to the separation of Topgolf, and IT integration and implementation costs stemming primarily from the merger with Topgolf. For 2023, non-recurring items include legal costs, credit agency fees, and losses associated with our 2023 debt modification, combined with IT integration and implementation costs stemming primarily from the merger with Topgolf, charges related to the impairment and abandonment of the Shankstars media game, costs related to a 2023 cybersecurity incident and restructuring and reorganization charges in our Topgolf and Active Lifestyle segments.

Adjusted EBITDA. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, stock compensation expense, non-cash lease amortization expense, and the non-recurring and non-cash items referenced above.

Adjusted Free Cash Flow. The Company defines Adjusted Free Cash Flow as cash flows from operating activities, less capital expenditures net of proceeds from lease financing and net of proceeds from government grants.

In addition, the Company has included in the schedules attached to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company’s business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance, and, in some cases, financial condition, of the Company’s business with regard to these items.

For forward-looking Adjusted EBITDA, non-GAAP diluted earnings per share, and Topgolf Adjusted EBITDA (together, the “Projected Non-GAAP Measures”) information provided in this release, reconciliation of such Projected Non-GAAP Measures to the most closely comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliation without unreasonable efforts. The inability to provide a reconciliation is because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income in the future but would not impact the Projected Non-GAAP measures. These items may include certain non-cash depreciation, which will fluctuate based on the Company’s level of capital expenditures, non-cash amortization of intangibles related to the Company’s acquisitions, income taxes, which can fluctuate based on changes in the other items noted and/or future forecasts, and other non-recurring costs and non-cash adjustments. Historically, the Company has excluded these items from the Projected Non-GAAP Measures. The Company currently expects to continue to exclude these items in future disclosures of the Projected Non-GAAP Measures and may also exclude other items that may arise. The events that typically lead to the recognition of such adjustments are inherently unpredictable as to if or when they may occur, and therefore actual results may differ materially. This unavailable information could have a significant impact on GAAP financial measures.

Definitions
Same venue sales. The Company defines same venue sales for its Topgolf business as sales for the comparable venue base, which is defined as the number of Company-operated venues with at least 24 full fiscal months of operations in the year of comparison.

Forward-Looking Statements
Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company’s (and its segments’) fourth quarter and full year 2024 guidance (including net revenues, Topgolf revenues, Adjusted EBITDA, Topgolf Adjusted EBITDA, non-GAAP diluted earnings per share, same venue sales growth, cash generation, Adjusted Free Cash Flow and diluted shares outstanding), our plans to pursue a separation of our Topgolf business, the timing and method of the separation, strength and demand of the Company’s products and services, continued brand momentum, demand for golf and outdoor activities and apparel, continued investments in the business, consumer trends and behavior, future industry and market conditions, foreign currency effects and their impacts, tax rates, the completion of any strategic transaction, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “estimate,” “could,” “would,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including uncertainty regarding global economic conditions, including relating to inflation, decreases in consumer demand and spending, and any severe or prolonged economic downturn; our ability to successfully execute planned and potential transactions, including our planned separation of Topgolf, and the potential to realize the expected benefits of such transactions in the expected timeframes or at all; our ability to satisfy the closing conditions to complete the separation on a timely basis or at all; our ability to satisfy the closing conditions to complete the separation on a timely basis, or at all; the Company’s level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; ability to realize the benefits of the continued investments in the Company’s business; consumer acceptance of and demand for the Company’s and its subsidiaries’ products and services; any changes in U.S. trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; the level of promotional activity in the marketplace; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company’s hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company’s and its subsidiaries’ products and services or on the Company’s ability to manage its operations, supply chain and delivery logistics in such an environment; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company’s products or in manufacturing the Company’s products; and a decrease in participation levels in golf generally. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Topgolf Callaway Brands
Topgolf Callaway Brands Corp. (NYSE: MODG) is an unrivaled tech-enabled Modern Golf and active lifestyle company delivering leading golf equipment, apparel, and entertainment, with a portfolio of global brands including Topgolf, Callaway Golf, TravisMathew, Toptracer, Odyssey, OGIO, Jack Wolfskin, and World Golf Tour (“WGT”). “Modern Golf” is the dynamic and inclusive ecosystem that includes both on-course and off-course golf. For more information, please visit https://www.topgolfcallawaybrands.com.

Investor Contact
Katina Metzidakis
invrelations@tcbrands.com

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$441.9	$393.5
Restricted cash	0.7	0.8
Accounts receivable, net	286.4	200.5
Inventories	666.4	794.4
Other current assets	228.5	238.9
Total current assets	1,623.9	1,628.1
Property, plant and equipment, net	2,215.5	2,156.5
Operating lease right-of-use assets, net	1,367.4	1,410.1
Goodwill and intangible assets, net	3,499.8	3,494.2
Other assets, net	451.5	431.7
Total assets	$9,158.1	$9,120.6
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$453.4	$480.5
Accrued employee compensation and benefits	120.3	113.1
Asset-based credit facilities	41.0	54.7
Operating lease liabilities, short-term	88.9	86.4
Construction advances	8.0	59.3
Deferred revenue	96.1	110.9
Other current liabilities	34.8	42.7
Total current liabilities	842.5	947.6
Long-term debt, net	1,461.2	1,518.2
Operating lease liabilities, long-term	1,402.0	1,433.4
Deemed landlord financing obligations	1,147.3	980.0
Deferred taxes, net	32.3	36.7
Other long-term liabilities	337.2	326.5
Total shareholders’ equity	3,935.6	3,878.2
Total liabilities and shareholders’ equity	$9,158.1	$9,120.6

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenues:
Products	$564.1	$597.1	$1,958.7	$2,078.2
Services	448.8	443.5	1,356.2	1,309.5
Total net revenues	1,012.9	1,040.6	3,314.9	3,387.7
Costs and expenses:
Cost of products	328.5	337.1	1,116.8	1,167.0
Cost of services, excluding depreciation and amortization	48.6	45.6	140.9	141.4
Other venue expense	325.6	312.1	988.4	934.7
Selling, general and administrative expense	250.6	242.5	783.1	790.6
Research and development expense	22.0	22.6	72.2	67.4
Venue pre-opening costs	3.9	6.9	9.9	16.3
Total costs and expenses	979.2	966.8	3,111.3	3,117.4
Income from operations	33.7	73.8	203.6	270.3
Interest expense, net	(57.7)	(52.3)	(173.5)	(153.6)
Other income, net	1.0	5.2	10.8	2.4
(Loss) income before taxes	(23.0)	26.7	40.9	119.1
Income tax benefit	(19.4)	(3.0)	(24.1)	(53.0)
Net (loss) income	$(3.6)	$29.7	$65.0	$172.1

(Loss) earnings per common share:
Basic	$(0.02)	$0.16	$0.35	$0.93
Diluted	$(0.02)	$0.16	$0.35	$0.88
Weighted-average common shares outstanding:
Basic	183.8	185.2	183.7	185.2
Diluted	183.8	201.2	199.3	201.3

TOPGOLF CALLAWAY BRANDS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$65.0	$172.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	199.3	175.7
Non-cash interest on financing and deemed landlord financed leases	23.7	17.1
Loss on disposal of long-lived assets and other	6.7	—
Amortization of debt discount and issuance costs	4.3	4.9
Impairment loss	6.3	—
Deferred taxes, net	(23.3)	(54.4)
Share-based compensation	27.9	38.4
Unrealized net (gains) losses on hedging instruments and foreign currency	(4.2)	7.2
Loss on debt modification	4.7	10.5
Other	0.7	1.5
Changes in assets and liabilities, net of impacts from business combinations	27.6	(145.3)
Net cash provided by operating activities	338.7	227.7

Cash flows from investing activities, net of impacts of business combinations:
Capital expenditures	(227.1)	(388.7)
Asset acquisitions, net of cash acquired	—	(31.2)
Business combinations, net of cash acquired	(23.3)	—
Proceeds from government grants	1.0	3.0
Investment in golf-related ventures	(2.4)	(2.5)
Acquisition of intangible assets	(3.1)	(0.8)
Proceeds from sale of property and equipment	0.3	0.3
Net cash used in investing activities	(254.6)	(419.9)

Cash flows from financing activities:
Repayments of long-term debt and DLF obligations	(74.5)	(788.2)
Proceeds from borrowings on long-term debt	—	1,224.8
Repayments of credit facilities, net	(13.0)	(245.4)
Debt issuance costs	(0.2)	(1.8)
Repayments of financing leases	(3.0)	(2.2)
Proceeds from lease financing	87.6	184.3
Exercise of stock options	0.1	3.9
Acquisition of treasury stock	(31.4)	(44.0)
Net cash (used in) provided by financing activities	(34.4)	331.4
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.0)	(7.3)
Net increase in cash, cash equivalents and restricted cash	48.7	131.9
Cash, cash equivalents and restricted cash at beginning of period	398.8	203.4
Cash, cash equivalents and restricted cash at end of period	447.5	335.3
Less: restricted cash(1)	(5.6)	(5.0)
Cash and cash equivalents at end of period	$441.9	$330.3

(1) Includes $0.7 million and $0.7 million of short-term restricted cash and $4.9 million and $4.3 million of long-term restricted cash included in other assets for the periods ended September 30, 2024 and 2023, respectively.

TOPGOLF CALLAWAY BRANDS CORP.
CONSOLIDATED NET REVENUES AND OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Net Revenues by Category
	Three Months Ended September 30,		Growth/(Decline)		Constant Currency vs. 2023(1)
	2024	2023	Dollars	Percent	Percent
Net revenues:
Venues	$428.9	$430.5	$(1.6)	(0.4%)	(0.4%)
Topgolf other business lines	24.3	17.2	7.1	41.3%	38.4%
Golf Clubs	226.0	222.2	3.8	1.7%	1.7%
Golf Balls	67.5	71.2	(3.7)	(5.2%)	(5.1%)
Apparel	180.6	211.7	(31.1)	(14.7%)	(15.2%)
Gear, Accessories & Other	85.6	87.8	(2.2)	(2.5%)	(2.8%)
Total net revenues	$1,012.9	$1,040.6	$(27.7)	(2.7%)	(2.9%)

(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.

	Net Revenues by Region
	Three Months Ended September 30,		Growth/(Decline)		Constant Currency vs. 2023(1)
	2024	2023	Dollars	Percent	Percent
Net revenues:
United States	$724.6	$737.3	$(12.7)	(1.7%)	(1.7%)
Europe	136.6	149.5	(12.9)	(8.6%)	(10.4%)
Asia	127.0	130.7	(3.7)	(2.8%)	(2.2%)
Rest of world	24.7	23.1	1.6	6.9%	6.1%
Total net revenues	$1,012.9	$1,040.6	$(27.7)	(2.7%)	(2.9%)

(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.

	Operating Segment Information
	Three Months Ended September 30,		Growth/(Decline)		Constant Currency vs. 2023(1)
	2024	2023	Dollars	Percent	Percent
Net revenues:
Topgolf	$453.2	$447.7	$5.5	1.2%	1.0%
Golf Equipment	293.5	293.4	0.1	—%	0.1%
Active Lifestyle	266.2	299.5	(33.3)	(11.1%)	(11.6%)
Total net revenues	$1,012.9	$1,040.6	$(27.7)	(2.7%)	(2.9%)

Segment operating income:
Topgolf	$28.3	$38.9	$(10.6)	(27.2%)
Golf Equipment	26.8	35.2	(8.4)	(23.9%)
Active Lifestyle	19.4	40.0	(20.6)	(51.5%)
Total segment operating income	74.5	114.1	(39.6)	(34.7%)
Corporate G&A and other(2)	(40.8)	(40.3)	(0.5)	1.2%
Total operating income	33.7	73.8	(40.1)	(54.3%)
Interest expense, net	(57.7)	(52.3)	(5.4)	10.3%
Other income, net	1.0	5.2	(4.2)	(80.8%)
Total (loss) income before income taxes	$(23.0)	$26.7	$(49.7)	(186.1%)

(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.
(2) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, in addition to certain non-cash and non-recurring items described in the Supplemental Financial Information and Non-GAAP Reconciliation table below.

TOPGOLF CALLAWAY BRANDS CORP.
CONSOLIDATED NET REVENUES AND OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Net Revenues by Category
	Nine Months Ended September 30,		Growth/(Decline)		Constant Currency vs. 2023(1)
	2024	2023	Dollars	Percent	Percent
Net revenues:
Venues	$1,308.3	$1,270.4	$37.9	3.0%	2.9%
Topgolf other business lines	62.1	51.6	10.5	20.3%	19.2%
Golf Clubs	882.1	913.3	(31.2)	(3.4%)	(2.1%)
Golf Balls	275.1	274.8	0.3	0.1%	0.5%
Apparel	485.2	531.3	(46.1)	(8.7%)	(8.0%)
Gear, Accessories & Other	302.1	346.3	(44.2)	(12.8%)	(12.3%)
Total net revenues	$3,314.9	$3,387.7	$(72.8)	(2.1%)	(1.7%)

(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.

	Net Revenues by Region
	Nine Months Ended September 30,		Growth/(Decline)		Constant Currency vs. 2023(1)
	2024	2023	Dollars	Percent	Percent
Net revenues:
United States	$2,444.9	$2,435.1	$9.8	0.4%	0.4%
Europe	392.1	423.3	(31.2)	(7.4%)	(8.7%)
Asia	363.7	419.1	(55.4)	(13.2%)	(8.1%)
Rest of world	114.2	110.2	4.0	3.6%	4.5%
Total net revenues	$3,314.9	$3,387.7	$(72.8)	(2.1%)	(1.7%)

(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.

	Operating Segment Information
	Nine Months Ended September 30,		Growth/(Decline)		Constant Currency vs. 2023(1)
	2024	2023	Dollars	Percent	Percent
Net revenues:
Topgolf	$1,370.4	$1,322.0	$48.4	3.7%	3.5%
Golf Equipment	1,157.2	1,188.1	(30.9)	(2.6%)	(1.5%)
Active Lifestyle	787.3	877.6	(90.3)	(10.3%)	(9.7%)
Total net revenues	$3,314.9	$3,387.7	$(72.8)	(2.1%)	(1.7%)

Segment operating income:
Topgolf	$87.3	$85.7	$1.6	1.9%
Golf Equipment	186.3	213.2	(26.9)	(12.6)%
Active Lifestyle	58.8	96.8	(38.0)	(39.3)%
Total segment operating income	332.4	395.7	(63.3)	(16.0)%
Corporate costs and expenses(2)	(128.8)	(125.4)	(3.4)	2.7%
Total operating income	203.6	270.3	(66.7)	(24.7)%
Interest expense, net	(173.5)	(153.6)	(19.9)	13.0%
Other income, net	10.8	2.4	8.4	n/m
Total income before income taxes	$40.9	$119.1	$(78.2)	(65.7)%

(1) See “Additional Information and Disclosures—Non-GAAP Information” for the calculation methodology of constant currency measures.
(2) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, in addition to certain non-cash and non-recurring items described in the Supplemental Financial Information and Non-GAAP Reconciliation table below.

TOPGOLF CALLAWAY BRANDS CORP.
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2024					2023
	GAAP	Non-Cash Acquisition-related Amortization(1)	Non-Recurring Items(2)	Tax Valuation Allowance	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization(1)	Non-Recurring Items(3)	Tax Valuation Allowance(4)	Non- GAAP
Income from operations	$33.7	$(2.9)	$(6.4)	$—	$43.0	$73.8	$(2.8)	$(5.6)	$—	$82.2
Net (loss) income	$(3.6)	$(2.9)	$(5.0)	$—	$4.3	$29.7	$(2.1)	$(4.3)	$0.3	$35.8
(Loss) earnings per share - diluted (5) (6)	$(0.02)	$(0.02)	$(0.03)	$—	$0.02	$0.16	$(0.01)	$(0.02)	$—	$0.19
(1) Includes the non-cash amortization of purchase accounting adjustments associated with acquired intangible assets stemming from our Acquisitions, including acquired customer and distributor relationships and acquired developed technology. See “Non-GAAP Information” above for further information. Starting in the second quarter of 2024, the depreciation and amortization of all other purchase accounting adjustments associated with our Acquisitions will be excluded from our non-GAAP adjustments. As such, prior period amounts have been recast in order to conform with the current period presentation. For the three months ended September 30, 2024 and 2023, non-cash depreciation and amortization related to these excluded purchase accounting adjustments was $0.9 million and $3.0 million, respectively.

(2) Primarily includes $2.8 million in restructuring and reorganization charges in our Active Lifestyle segment, $2.6 million of costs incurred related to the planned separation of Topgolf, and $0.3 million in IT integration charges including costs associated with the implementation of a new cloud based HRM system.

(3) Primarily includes $2.7 million in restructuring and reorganization charges in our Active Lifestyle segment and $1.5 million in IT costs related to a cybersecurity incident.
(4) Release of tax valuation allowances recorded in connection with the merger with Topgolf.
(5) For 2024, on a GAAP basis, Diluted loss per share and Diluted weighted average common shares outstanding are the same as Basic loss per share and Basic weighted average common shares outstanding due to a net loss position. For 2024, on a Non-GAAP basis, Diluted earnings per share and Diluted weighted average common shares outstanding exclude the impact of the 2020 convertible notes due to the notes being anti-dilutive. For 2023, the impact of the 2020 convertible notes is included in the calculation of Diluted earnings per share using the if-converted method.

(6) When aggregated, earnings per share amounts may not add across due to rounding.

	Nine months ended September 30,
	2024					2023
	GAAP	Non-Cash Acquisition-related Amortization(1)	Non-Recurring Items(2)	Tax Valuation Allowance(3)	Non- GAAP	GAAP	Non-Cash Acquisition-related Amortization(1)	Non-Recurring Items(4)	Tax Valuation Allowance(3)	Non- GAAP
Income from operations	$203.6	$(8.7)	$(25.1)	$—	$237.4	$270.3	$(11.2)	$(16.4)	$—	$297.9
Net income	$65.0	$(7.3)	$(29.5)	$—	$101.8	$172.1	$(8.5)	$(20.6)	$59.4	$141.8
Earnings per share - diluted (5) (6)	$0.35	$(0.04)	$(0.15)	$—	$0.54	$0.88	$(0.04)	$(0.10)	$0.29	$0.73
(1) Includes the non-cash amortization of purchase accounting adjustments associated with acquired intangible assets stemming from our Acquisitions, including acquired customer and distributor relationships and acquired developed technology. See “Non-GAAP Information” above for further information. Starting in the second quarter of 2024, the depreciation and amortization of all other purchase accounting adjustments associated with our Acquisitions will be excluded from our non-GAAP adjustments. As such, prior period amounts have been recast in order to conform with the current period presentation. For the nine months ended September 30, 2024 and 2023, non-cash depreciation and amortization related to these excluded purchase accounting adjustments was $4.2 million and $9.7 million, respectively.

(2) Primarily includes $14.6 million in restructuring and reorganization charges in our Active Lifestyle segment, $4.7 million in charges related to our 2024 debt repricing, $3.4 million in currency translation adjustments reclassified into earnings due to the dissolution of the Jack Wolfskin Russia entity, $3.4 million of additional charges related to the impairment and abandonment of the Shankstars media game in the Topgolf segment, $2.6 million of costs incurred related to the planned separation of Topgolf, $2.1 million in IT integration charges including costs associated with the implementation of a new cloud based HRM system, and $1.4 million in IT costs related to a 2023 cybersecurity incident.

(3) Related to the release of tax valuation allowances recorded in connection with the merger with Topgolf.
(4) Primarily includes $13.6 million in total charges related to our 2023 debt modification, $5.8 million in restructuring and reorganization charges in our Active Lifestyle segment, $3.7 million in IT integration and implementation costs primarily related to the Topgolf merger, and $1.5 million in costs related to a cybersecurity incident.

(5) The impact of 2020 convertible notes is included in the calculation of Diluted earnings per share using the if-converted method.
(6) When aggregated, earnings per share amounts may not add across due to rounding.

	2024 Trailing Twelve Month Adjusted EBITDA					2023 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	December 31,	March 31,	June 30,	September 30,		December 31,	March 31,	June 30,	September 30,
	2023	2024	2024	2024	Total	2022	2023	2023	2023	Total
Net (loss) income	$(77.1)	$6.5	$62.1	$(3.6)	$(12.1)	$(72.7)	$25.0	$117.4	$29.7	$99.4
Interest expense, net	56.6	58.8	57.0	57.7	230.1	42.5	49.6	51.7	52.3	196.1
Income tax (benefit) provision	(7.2)	5.0	(9.7)	(19.4)	(31.3)	(3.5)	(4.2)	(45.8)	(3.0)	(56.5)
Non-cash depreciation and amortization expense	64.0	65.4	65.8	68.1	263.3	53.0	56.1	58.6	61.0	228.7
Non-cash stock compensation and stock warrant expense, net	8.4	14.2	7.0	7.8	37.4	9.7	12.5	12.3	13.2	47.7
Non-cash lease amortization expense	4.4	3.5	3.6	2.8	14.3	4.5	4.6	4.4	4.5	18.0
Non-recurring items, before taxes(1)	20.7	7.5	19.8	6.4	54.4	3.1	13.7	7.6	5.6	30.0
Adjusted EBITDA	$69.8	$160.9	$205.6	$119.8	$556.1	$36.6	$157.3	$206.2	$163.3	$563.4

(1) In 2024, amounts include restructuring and reorganization charges in our Active Lifestyle segment, charges related to the 2024 debt repricing, currency translation adjustments reclassified into earnings due to the dissolution of the Jack Wolfskin Russia entity, charges related to the impairment and abandonment of the Shankstars media game, costs incurred related to the separation of Topgolf, IT costs related to a 2023 cybersecurity incident, and IT integration and implementation costs associated with the implementation of a new cloud based HRM system. In 2023, amounts include charges related to the impairment and abandonment of the Shankstars media game, charges in connection with the 2023 debt modification, IT integration and implementation costs stemming primarily from the merger with Topgolf, restructuring and reorganization charges in our Topgolf and Active Lifestyle segments, and costs related to a cybersecurity incident. In 2022, amounts include costs associated with the implementation of new IT systems for Topgolf, and legal costs and credit agency fees related to a postponed debt refinancing.

Reconciliation of Consolidated Non-GAAP Adjusted Free Cash Flow	Nine Months Ended September 30,
	2024	2023
GAAP cash flows provided by operations (1)	$338.7	$227.7
Less: capital expenditures (1)	(227.1)	(388.7)
Add: proceeds from lease financing & government grants(1)	88.6	187.3
Consolidated Non-GAAP Adjusted Free Cash Flow	$200.2	$26.3
(1) Source: Condensed consolidated statement of cash flows within the Company’s quarterly report on Form 10-Q.

Reconciliation of Topgolf Adjusted Segment EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Topgolf Segment operating income(1):	$28.3	$38.9	$87.3	$85.7
Non-GAAP depreciation and amortization expense	50.8	43.2	148.4	119.5
Non-cash stock compensation expense	2.0	4.1	8.4	12.4
Non-cash lease amortization expense	2.8	4.3	9.1	13.1
Other expense, net	0.5	0.4	0.5	0.4
Topgolf Adjusted Segment EBITDA	$84.4	$90.9	$253.7	$231.1

(1) We do not calculate GAAP net income at the operating segment level, but have provided Topgolf’s segment income from operations as a relevant measurement of profitability. Segment income from operations does not include interest expense and taxes as well as other non-cash and non-recurring items. Segment operating income is reconciled to the Company’s consolidated pre-tax income in the Segment Results section of this release.

Reconciliation of Topgolf Adjusted Segment EBITDA	Twelve Months Ended December 31,
2023

Topgolf Segment operating income(1):	$108.8
Non-GAAP depreciation and amortization expense	164.9
Non-cash stock compensation expense	12.9
Non-cash lease amortization expense	17.1
Other expense, net	0.6
Topgolf Adjusted Segment EBITDA	$304.3

(1) We do not calculate GAAP net income at the operating segment level, but have provided Topgolf’s segment income from operations as a relevant measurement of profitability. Segment income from operations does not include interest expense and taxes as well as other non-cash and non-recurring items. Segment operating income is reconciled to the Company’s consolidated pre-tax income in the Segment Results section of this release.